                                                                    Exhibit 99.3

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                         10.375% SENIOR NOTES DUE 2011
                                      OF
                       PG&E NATIONAL ENERGY GROUP, INC.

       This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10.375% Senior Notes due 2011 (the "Original Notes") are not immediately available, (ii) Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company, as Exchange Agent (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or
(iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                            THE EXCHANGE AGENT IS:



                         [LOGO]   WILMINGTON
                                     TRUST

                     By mail, overnight delivery or hand:
                  Wilmington Trust Company, as Exchange Agent
                              Rodney Square North
                           1100 North Market Street
                        Wilmington, Delaware 19890-0001
                     Attention: Corporate Trust Reorg Svcs
                PG&E National Energy Group, Inc. Exchange Offer

                                 By facsimile:
                              Fax: (302) 651-1079
                     Attention: Corporate Trust Reorg Svcs
                PG&E National Energy Group, Inc. Exchange Offer

                             Confirm by telephone:
                                (302) 651-1562


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
     FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A
        VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.
 IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS

THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

                             Ladies and Gentlemen:

       The undersigned hereby tenders to PG&E National Energy Group, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated _______________, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."

Aggregate Principal Amount Tendered ____________________________________________

Name(s) of Registered holder(s): _______________________________________________

Address(es): ___________________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Certificate No(s).: ____________________________________________________________

(if available)

If Original Notes will be tendered by book-entry transfer, provide the following information:

Signature(s): __________________________________________________________________

DTC Account Number: ____________________________________________________________

Date: __________________________________________________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Original Notes tendered hereby in proper form for transfer together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with, in either case, any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

       The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:___________________________________________________________________

Authorized Signature:___________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
                                                                 (Zip Code)

Area Code and Telephone Number:_________________________________________________

Date:___________________________________________________________________________


DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.